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                                                                    EXHIBIT 99.1

                               CONTOUR ENERGY CO.

                                    CONSENT

     The board of directors of Contour Energy Co. is soliciting the consents of holders of Contour's $2.625 Convertible Exchangeable Preferred Stock to the adoption of an amendment to Contour's certificate of incorporation that would reclassify each share of that preferred stock into one share of Contour's common stock and one share of Contour's $3.50 Redeemable Cash Equivalent Preferred Stock, as described in the accompanying Prospectus, Consent Solicitation Statement and Information Statement. TO CONSENT TO THE AMENDMENT, PLEASE SIGN AND DATE THE OTHER SIDE OF THIS CONSENT AND RETURN IT TO THE CONSENT SOLICITATION AGENT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
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I/we, being a holder of Contour Energy Co.'s $2.625 Convertible Exchangeable
Preferred Stock, consent to the adoption by Contour's stockholders of the following resolution:

    RESOLVED, that the amendment to Article 4 of Contour's Certificate of Incorporation set forth in Appendix A to Contour's Prospectus, Consent
    Solicitation Statement and Information Statement dated May      , 2000 is
    hereby approved.

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                                              Signature of Stockholder(s)

                                              Please sign exactly as your name
                                              appears hereon. Joint owners must
                                              each sign. When signing as
                                              attorney, executor, administrator,
                                              trustee or guardian, please give
                                              your full title.

                                              Date:             , 2000